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Exhibit 10.41

CERTIFICATE OF AMENDMENT

TO THE BYLAWS

OF

VICINITY CORPORATION
A Delaware Corporation

    The undersigned, being the duly acting and appointed Secretary of Vicinity Corporation, a Delaware corporation, hereby certifies that effective June 29, 2001, the Board of Directors of this corporation amended the Bylaws of this corporation to read as follows, effective as of the date set forth below.

Article III, Section 2 (Number and Qualification of Directors):

    The number of directors of the corporation shall be five (5).

Dated: June 29, 2001

/s/ MAURY AUSTIN Maury Austin, Secretary

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CERTIFICATE OF AMENDMENT TO THE BYLAWS OF VICINITY CORPORATION A Delaware Corporation